Exhibit 5.1 June 13, 2008 William J. McDonough, Jr.
Kinetic Concepts, Inc. 8023 Vantage Drive San Antonio, Texas 78230	wjmcdono@coxsmith.com 210 554 5268

Re:  Registration Statement on Form S-8 by Kinetic Concepts, Inc.

Ladies and Gentlemen:

We have acted as special Texas counsel to Kinetic Concepts, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 13, 2008 under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the Kinetic Concepts, Inc. 2008 Omnibus Stock Incentive Plan (the “Plan”), which reserves shares of common stock, par value $.001 per share, of the Company (the “Offered Shares”) for issuance pursuant to grants of awards under the Plan to certain of the Company’s employees or employees of any parent or subsidiary of the Company.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement relating to the Offered Shares;

(ii)	the Restated Articles of Incorporation of the Company (with amendments) (the “Articles of Incorporation”);

(iii)	the Fourth Amended and Restated By-laws of the Company, as currently in effect (the “By-laws”);

(iv)
certain resolutions adopted by the Compensation Committee of the Board of Directors of the Company (the “Board of  Directors”) on February 18, 2008, recommending that the full Board of Directors approve and adopt the Plan,  subject to the approval of the Company’s shareholders;

(v)
certain resolutions adopted by the Board of Directors on February 19, 2008, relating to the approval and adoption of the Plan, subject to the approval of the Company’s shareholders, and to the registration of the Offered Shares; and

Kinetic Concepts, Inc.
June 13, 2008

(vi)	certain resolutions adopted by the shareholders of the Company on May 20, 2008, relating to the approval of the Plan.

We have also examined and are familiar with originals or copies, the authenticity of which have been established to our satisfaction, of all such other documents, corporate records, certificates of officers of the Company and public officials, and other instruments as we have deemed necessary to express the opinions hereinafter set forth.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed, we have assumed that the parties thereto other than the Company had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, by such parties, and the execution and delivery by such parties of such documents.

In expressing our opinions herein, we express no opinion as to compliance with federal and state securities laws.

The opinions expressed herein are limited to the laws of the State of Texas and the federal laws of the United States (the “Applicable Law”).  Members of our firm are admitted to the practice of law in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the Applicable Law to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than the Applicable Law, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, with respect to any offering of the Offered Shares, when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, the Offered Shares, when issued and sold in accordance with the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the use of our name in the Registration Statement as counsel who has expressed an opinion upon certain legal matters in connection with the issuance and sale of the Offered Shares and to the filing of this opinion with the Commission as an exhibit to the

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June 13, 2008

Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the general rules and regulations of the Commission promulgated thereunder.

Yours very truly,

COX SMITH MATTHEWS INCORPORATED

By:	/s/ William J. McDonough, Jr.
William J. McDonough, Jr.
For the Firm